Exhibit 8.1

ADVOCATEN • NOTARISSEN • BELASTINGADVISEURS P.O. Box 7113 1007 JC Amsterdam Beethovenstraat 400 1082 PR Amsterdam T +31 20 71 71 000 F +31 20 71 71 111	Amsterdam, 2 May 2018 InflaRx N.V. Winzerlaer Str. 2 07745 Jena Germany

Ladies and Gentlemen:

Re: Netherlands tax opinion in connection to the registration with the SEC

We have acted as tax counsel as to Netherlands law to the Company in connection with the Offering in accordance with the Registration Statement. This opinion letter is an exhibit to the Registration Statement and it may only be relied upon for the purposes of the filing of the Registration Statement.

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A. The section header used in this opinion letter are for convenience of reference only and is not to affect its construction or to be taken into consideration in its interpretation.

This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document. Its contents may not be quoted, otherwise included, summarised or referred to in any publication or document, other than the Registration Statement, or disclosed to any other party, in whole or in part, for any purpose other than as an exhibit to the Registration Statement, without our prior written consent.

In rendering the opinions expressed in this opinion letter, we have reviewed and relied upon a pdf copy of the Registration Statement. In addition, we have examined such documents and performed such other investigations as we considered necessary for the purpose of this opinion. We have not investigated or verified any factual matter disclosed to us in the course of our review.

This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today's date and as presently interpreted under published authoritative case law of the Netherlands courts, the General Court and the Court of Justice of the European Union.

This opinion letter, the opinions expressed therein, and any matters relating thereto are governed by and are to be construed and interpreted in accordance with Netherlands law.

Amsterdam

Brussels

London

Luxemburg

New York

Rotterdam

In this opinion letter, legal and tax concepts are expressed in English terms. The Netherlands legal and tax concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal and tax concepts described by the English terms.

For the purposes of this opinion letter, we have assumed that:

a.	each pdf copy of a document conforms to the original, each original is authentic, genuine and complete;

b.	the Registration Statement has been or will have been filed with the SEC substantially in the form referred to in this opinion;

c.	the place of effective management of the Company is in Germany, and not in the Netherlands, and the Company will therefore be a tax resident of Germany under German national tax law.

Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us, we express the following opinion:

Registration Statement opinion

The statements contained in the Registration Statement under the caption "Material Dutch tax considerations" constitute our opinion and we hereby confirm that with respect to matters of Netherlands tax law referred to therein, it is accurate and set forth in full.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to NautaDutilh N.V. under the heading "Material Dutch tax considerations" in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Sincerely yours,

/s/ NautaDutilh N.V.

NautaDutilh N.V.

EXHIBIT A

LIST OF DEFINITIONS

"Company"	InflaRx N.V., a naamloze vennootschap, registered with the Commercial Register under number 68904312

"Commercial Register"	the Netherlands Chamber of Commerce Commercial Register (handelsregister)

"NautaDutilh"	NautaDutilh N.V.

"the Netherlands"	the European territory of the Kingdom of the Netherlands

"Offering"	the offering and admission of the Shares to listing and trading on the NASDAQ Global Market

"Registration Statement"

The Company's registration statement on Form F-1 under the Securities Act filed or to be filed with the SEC on or about the date of this opinion letter in connection with the Offering, in the form reviewed by us

"SEC"	the United States Securities and Exchange Comission

"Securities Act"	the United States Securties Act of 1933, as amended

"Shares"	common shares in the capital of the Company, having a nominal value of EUR 0.12 each